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                                                                     EXHIBIT 5.1


                 [ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP]



                                 May 14, 1996



Alpha Microsystems
2722 South Fairview Street
Santa Ana, California 92704

Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 filed by you (File No. 333-3167), and the form of Amendment No. 1 thereto to be filed by you, with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 4,442,069 shares of Common Stock, no par value (the "Shares"), of Alpha Microsystems, a California corporation (the "Company"), issuable upon exercise of certain outstanding warrants to purchase shares of Common Stock as described therein. The Registration Statement as amended by Amendment No. 1 is hereinafter referred to as the "Registration Statement."

        We are familiar with the proceedings taken by you, and with the additional proceedings proposed to be taken by you, in connection with the authorization and proposed issuance and sale of the Shares. Based upon the foregoing, we are of the opinion that under California law, subject to the additional proceedings being duly taken and completed by you as now contemplated by us as your counsel prior to the issuance of the Shares, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement, the Shares will be legally issued, fully paid and non-assessable securities of the Company.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus incorporated therein under the caption "Legal Matters."

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Alpha Microsystems
May 14, 1996
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                                Very truly yours,


                                /s/ ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP.
                                -----------------------------------------------
                                Allen, Matkins, Leck, Gamble & Mallory LLP.,
                                a Limited Liability Partnership including
                                Professional Corporations

JDG/rek